Exhibit T3A.130

Delaware Page 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES: “NEWBURGH/SIX MILE LIMITED PARTNERSHIP”, A MICHIGAN LIMITED PARTNERSHIP, WITH AND INTO “LAUREL PARK RETAIL PROPERTIES LLC” UNDER THE NAME OF “LAUREL PARK RETAIL PROPERTIES LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIRST DAY OF JUNE, A.D. 2005, AT 11:15 O’CLOCK A.M. Harriet Smith Windsor, Secretary of State 3963957 8100M AUTHENTICATION: 3917236 050455636 DATE: 06-01-05

State of Delaware Secretary of State Division of Corporations Delivered 11:17 AM 06/01/2005 FILED 11:15 AM 06/01/2005 SRV 050455636 – 3963957 FILE State of Delaware Certificate of Merger of a Foreign Limited Partnership into a Domestic Limited Liability Company Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act. First: The name of the surviving Limited Liability Company is             Laurel Park Retail Properties LLC            , a Delaware Limited Liability Company. Second: The name of the Limited Partnership being merged into this surviving Limited Liability Company is Newburgh/Six Mile Limited Partnership            . The jurisdiction in which this Limited Partnership was formed is Michigan            . Third: The Agreement of Merger has been approved and executed by both entities. Fourth: The name of the surviving Limited Liability Company is             Laurel Park Retail Properties LLC            . Fifth: The executed agreement of merger is on file at CBL Center, Suite 500, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee 37421            , the principal place of business of the surviving Limited Liability Company. Sixth: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate. IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 1st day of June    , A.D., 2005. By: See attached signature page Authorized Person Name: Print or Type

Signature Page To State of Delaware Certificate of Merger of a Foreign Limited Partnership Into a Domestic Limited Liability Company LAUREL PARK RETAIL PROPERTIES LLC, a Delaware limited liability company. By: CBL & Associates Limited Partnership, its chief manager By: CBL Holdings I, Inc., its general partner By: /s/Johan N. Foy Name: Johan N. Foy Title: Vice Chairman